SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: September 2, 2003

Select Medical Corporation

(Exact name of registrant as specified in charter)

Delaware	000-32499	23-2872718
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4716 Old Gettysburg Road, P.O. Box 2034, Mechanicsburg, PA 17055

(Address of Principal Executive Offices)	(Zip Code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets

     On September 2, 2003, Select Medical Corporation (“Select”) completed its previously announced acquisition of all of the outstanding shares of capital stock of Kessler Rehabilitation Corporation, a Delaware corporation (“Kessler”), from Henry H. Kessler Foundation, Inc., a New Jersey non-profit organization (the “Foundation”), for approximately $228.3 million in cash and $1.7 million of assumed indebtedness, pursuant to a Stock Purchase Agreement, dated as of June 30, 2003, by and among Select, Kessler and the Foundation, as amended August 29, 2003 (the “Stock Purchase Agreement”). The purchase price may be adjusted either upward or downward pursuant to a post-closing working capital adjustment depending upon whether Kessler’s working capital is less than or greater than a target amount on the closing balance sheet. In addition, if during the eighteen months following the acquisition, Kessler collects accounts receivable in excess of the net accounts receivable reflected on the closing balance sheet, Select will pay to the Foundation 60% of such excess, net of any expenses of collection. The amount of the consideration was derived through arm’s length negotiations. Select funded the acquisition with the proceeds from the sale of its 7 1/2% Senior Subordinated Notes due 2013 and cash on hand. The closing of the acquisition was effective as of 11:59 p.m. on August 31, 2003.

     Kessler offers inpatient rehabilitation services through four free-standing rehabilitation hospitals in New Jersey and one rehabilitation hospital joint venture in Maryland, and outpatient rehabilitation services through 92 outpatient rehabilitation clinics in New Jersey, Massachusetts, Pennsylvania, Delaware, Maryland, Virginia, North Carolina, Georgia, Florida and Illinois. Kessler also operates a long-term care facility located in New Jersey. Kessler offers onsite rehabilitation services to individuals in third-party institutions such as nursing homes, hospitals, assisted living facilities, schools and the workplace. Kessler also offers home medical equipment, orthotics, prosthetics, oxygen and ventilator systems and infusion/intravenous services.

     The above description of Select’s acquisition of Kessler is a summary and as such is not intended to be complete. It is subject to, and qualified in its entirety by reference to, the Stock Purchase Agreement, which is attached as Exhibits 2.1 and 2.2 hereto and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(a)	Financial statements of business acquired.

Financial statements required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

(b)	Pro forma financial information.

Pro forma financial information required by this item shall be filed not later than 60 days after the date that this report is required to be filed.

(c)	Exhibits.

2.1	Stock Purchase Agreement, dated as of June 30, 2003, by and among Kessler Rehabilitation Corporation, Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.1 of Select’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (Select agrees to furnish supplementally copies of omitted exhibits and schedules to the Securities and Exchange Commission upon request).

2.2	Letter agreement, dated as of August 29, 2003, by and among Kessler Rehabilitation Corporation, Henry H. Kessler Foundation, Inc. and Select Medical Corporation.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SELECT MEDICAL CORPORATION

Date: September 10, 2003	By:	/s/ Michael E. Tarvin

Name: Michael E. Tarvin
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of June 30, 2003, by and among Kessler Rehabilitation Corporation, Henry H. Kessler Foundation, Inc. and Select Medical Corporation, incorporated by reference to Exhibit 2.1 of Select’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 (Select agrees to furnish supplementally copies of omitted exhibits and schedules to the Securities and Exchange Commission upon request).

2.2	Letter agreement, dated as of August 29, 2003, by and among Kessler Rehabilitation Corporation, Henry H. Kessler Foundation, Inc. and Select Medical Corporation.